UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2018

KEANE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2121 Sage Road, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 960-0381
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 24, 2018, Keane Group, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”) in The Woodlands, Texas. A total of 107,935,012 shares, or approximately 96.16% of the Company’s outstanding shares of common stock, were represented in person or by proxy at the Annual Meeting. At the Annual Meeting, the stockholders of the Company voted on the following four proposals: (i) to elect eleven nominees for director to serve until the Company’s 2019 annual meeting of stockholders (“Proposal 1”), (ii) to ratify the selection by the Audit and Risk Committee of the Board of Directors of the Company of KPMG LLP as the independent auditors of the Company for 2018 (“Proposal 2”), (iii) to approve the compensation of the Company’s named executive officers (“Proposal 3”), and (iv) to advise the Company on whether a vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years (“Proposal 4”). The final results of the voting of each proposal are set forth below.

Proposal 1 - Election of Directors.

The Company’s stockholders approved Proposal 1. The votes cast were as follows:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
James C. Stewart	90,821,225	13,386,638	4,227	3,722,922
Marc G.R. Edwards	98,606,171	5,497,889	108,030	3,722,922
Lucas N. Batzer	90,762,405	13,440,069	9,616	3,722,922
Dale M. Dusterhoft	83,868,368	20,235,012	108,710	3,722,922
Christian A. Garcia	99,532,960	4,570,451	108,679	3,722,922
Lisa A. Gray	83,891,125	20,212,935	108,030	3,722,922
Gary M. Halverson	98,921,391	5,182,020	108,679	3,722,922
Shawn Keane	83,834,633	20,268,994	108,463	3,722,922
Elmer D. Reed	99,663,689	4,538,060	10,341	3,722,922
Lenard B. Tessler	90,762,970	13,341,090	108,030	3,722,922
Scott Wille	83,933,651	20,269,099	9,340	3,722,922

Proposal 2 - Ratify Appointment of Independent Auditors and Authorize Auditors’ Remuneration.

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
107,247,423	666,313	21,276	—

Proposal 3 - Advisory Approval of Executive Compensation.

The Company’s stockholders approved Proposal 3. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
103,427,250	664,226	120,614	3,722,922

Proposal 4 - Advisory Vote on the Frequency of Say on Executive Pay.

The Company’s stockholders determined that the preferred frequency of a vote on the executive compensation of the Company’s named executive officers should be every year . The votes cast were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
102,805,399	129,170	1,211,822	65,699	3,722,922

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.

Date: May 25, 2018	By:	/s/ Kevin M. McDonald
	Name:	Kevin M. McDonald
	Title:	Executive Vice President, General Counsel
and Secretary